Exhibit 99.1

Invenda Corporation, Formerly E-centives Inc., Announces One-for-Ten Reverse Stock Split and Name Change Effective May 18, 2007

BETHESDA, MD — (MARKET WIRE) — May 18, 2007 — Invenda Corporation (SWX: INVN), formerly known as E-centives Inc., a leading provider of interactive marketing technologies and services, announced that its amendment to the Company’s Restated Certificate of Incorporation to implement a one-for-ten reverse stock split of the Company’s outstanding shares of common stock and a name change to Invenda Corporation became effective May 18, 2007 at 5:00 p.m. In addition, the new 2007 Stock Incentive Plan, previously approved and adopted by the Board of Directors, also became effective as of May 18, 2007.

The purpose of the reverse stock split is to reduce the number of shares of the Company’s outstanding common stock. The Board of Directors believes that a decrease in the number of shares outstanding is likely to increase the marketability of the Company. As a result of the reverse stock split, each ten shares of common stock were combined into one share of common stock and the total number of shares of common stock issued and outstanding was reduced from approximately 62,572,506 shares to approximately 6,257,250 shares. Stockholders will receive cash in lieu of any fraction of a share that any stockholder would otherwise be entitled to receive as a result of the reverse stock split.

The purpose of the name change to Invenda Corporation is to establish a brand identity that more accurately reflects the current businesses of the Company, as well as enable the Company to capitalize on important industry trends via new business ventures the Company may enter. The name E-centives was reflective of the Company’s first product line which powers electronic incentives (hence “E-centives”) and had commenced in 1996. Since then, the Company’s offerings have evolved and expanded, both through internal development and corporate acquisitions of four different businesses. Therefore, the name E-centives no longer accurately represents the Company’s broad range of offerings.

The name Invenda fuses the words Invent and Vendo, which is the Latin word meaning to sell, recommend and/or advertise. Both of the Company’s current operating divisions provide technology and services in the fields of online marketing and advertising. The Company’s E-centives Interactive Database Marketing division provides online consumer relationship marketing technologies and services to leading global marketers, enabling clients to manage interactive relationships with their consumers. The Company’s ConsumerREVIEW.com is a leading provider of consumer-generated reviews and content, as well as in-depth editorial reviews, discussion forums, photo galleries and classified ads, all related to a variety of products and services through its network of 10 web sites that include MTBR.com, PhotographyREVIEW.com, CarREVIEW.com, and many others. In connection with its name change to Invenda Corporation, the Company also changed its trading symbol to “INVN” on the SWX Swiss Exchange.

The new 2007 Stock Incentive Plan will serve as a tool to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2007 Stock Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2007 Stock Incentive Plan participants with those of our shareholders.

ABOUT INVENDA CORPORATION

Invenda Corporation is a leading provider of digital marketing technologies, services and online media properties that enable more efficient and effective marketing. The Company’s interactive database marketing (or “IDBM”) division provides marketing and CRM technologies as a hosted ASP model, optionally combined with expert services, enabling clients to manage interactive relationships with their customers. The Company’s ConsumerREVIEW.com division consists of a network of web sites that provide user generated content for product reviews and buying advice, discussion forums, photo galleries and classifieds. Headquartered outside Washington, D.C. with offices in the San Francisco Bay area, Invenda Corporation is traded on the Swiss Exchange (SWX) under the symbol “INVN.”

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Invenda Corporation cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Specifically, Invenda Corporation forecasts of revenue growth, customer growth and EBITDA are forward looking in nature, and could differ materially from current expectations. Invenda Corporation’s future results may be impacted by factors such as technological changes, market acceptance of the company’s services, Invenda Corporation’s ability to grow its customer base, and competitive market pressures, among other things. Invenda Corporation’s future results also may be impacted by other risk factors detailed from time to time in the company’s registration statements and Forms 10-K and 10-Q filed with the Securities and Exchange Commission. By making these forward-looking statements, Invenda Corporation undertakes no obligation or intention to update these statements after the date of this release.